Exhibit 1.01

Conflict Minerals Report May 29, 2019

Nortech is a full-service electronics manufacturing (EMS) provider of wire and cable assemblies, printed circuit boards assemblies and higher-level complete box build assemblies for a wide range of industries. Metallic forms of tin, tantalum, tungsten and gold (“Conflict Minerals”) are present in some of the products, components, and materials we purchase and are necessary to the functionality of many of the products we manufacture.  We do not buy any ores directly, nor do we directly purchase these processed metals in their raw form.

Nortech’s corporate policy regarding Conflict Minerals and disclosure regarding whether any Conflict Minerals necessary to the functionality or production of a product originated in Covered Countries is made public on our website at:   http://www.nortechsys.com/about-nortech/quality-regulatory-compliance/conflict-minerals-policy/

Design of Due Diligence Framework

Our due diligence procedures are in compliance with the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition) and its supplements.

Nortech’s policy regarding Conflict Minerals was communicated to employees internally and to suppliers externally via e-mail and posted to our website.

Our cross functional conflict minerals team was established to carry out the necessary due diligence and reporting requirements.  The team currently includes the following roles:

Team Members:	Document Specialist
Global Supplier Quality Manager

Executive Sponsors:	President & CEO
Chief Financial Officer

Due Diligence Measures Performed

Our RCOI (reasonable country of origin inquiry) and due diligence procedures include the following:

•       Due to the size of the Nortech’s sourcing functions, we focused on our largest suppliers that provide components and materials directly incorporated into our final products, ranked by the amount the Company spends with each such supplier, and the suppliers that had the highest probability of supplying us with products or components containing Conflict Minerals (e.g. electronics).

•      We surveyed relevant suppliers representing over 90% of our total company supplier spend on components and materials directly incorporated into our final products.

•      Relevant suppliers were evaluated to identify whether the products, materials, or components supplied to Nortech contain Conflict Minerals.

•                  Data was collected directly from suppliers using the Conflict Minerals Reporting Template developed by the Responsible Minerals Initiative (RMI) formerly known as CFSI.

•                  Supplier declarations were reviewed for completeness, accuracy and conformance to Nortech requirements.

•      An escalation process was initiated with relevant suppliers who were nonresponsive after the initial contact was made, or whose initial response was incomplete, unclear or nonconforming.

Analysis of Supplier Survey Responses

•                  We were unable to confirm through our RCOI that Conflict Minerals contained in our products did not originate from the Covered Countries or were from recycled/scrap materials. Therefore we conducted due diligence on the processing facilities identified by our suppliers and prepared this Conflict Minerals Report.

•                 Conflict minerals information from some suppliers was presented to Nortech at a “company-level” rather than a Nortech product-specific response. As a result, it is likely that our lists of smelters, refiners and countries of origin (discussed below) include sources that are not in our supply chain.

Due Diligence Results

•                  Suppliers that responded to our survey provided lists of smelters and refiners on which we conducted due diligence.

•                 Our due diligence process included comparing the supplier-provided names of smelters/refiners against lists of audited and verified smelters and refiners from CFSI, LBMA, RJC, TI-CMC and the US Department of Commerce. The lists of smelters and refiners are included as Table 1.

•                 Certain suppliers identified Kaloti Precious Metals, Sudan Gold Refinery, Tony Goetz NV, Universal Precious Metals Refining Zambia, African Gold Refinery, and Fidelity Printers and Refiners as sources of gold in their supply chains. These refineries are not audited by the CFSI and public information indicates the possibility that these are high-risk facilities. Because the conflict minerals information from these suppliers was presented to Nortech as “company-level” responses rather than Nortech product-specific responses, it is uncertain if these facilities are actually in our supply chain.  As part of our due diligence process, Nortech implemented our risk mitigation plan for the subject suppliers, engaging them to conduct additional research on whether these facilities are, in reality, present in our supply chain. At this time, those suppliers have not completed their investigation.  If we determine that material sourced from these facilities is present in Nortech’s supply chain, we will work with our suppliers to explore alternatives.

•                 Country of origin information was obtained where reasonably available to Nortech and is presented as Table 2.

CMRT Reporting to our customers.

•                 Nortech issues a standard response using the EICC CMRT.

Third Party Audits of Processing Facilities

•                 Nortech does not conduct audits of smelters or refiners.   We support the Responsible Mineral Initiative’s Conflict Free Smelter program through our corporate policy and procurement requirements by encouraging suppliers to source from audited facilities.

Annual Reporting

•                  In accordance with the OECD Guidance and the Rule, this report is available on our website: www.nortechsys.com

Declaration

•                  Based on our due diligence results, Nortech has determined that our products are ‘DRC Conflict Undeterminable’.

Independent Private Sector Audit

•                  Not required for reporting year 2018.

Limitations

Conflict Minerals sourcing and traceability information is limited at this time.  Moreover , there are inherent limitations and risks in the information that is available.  We are reliant on the information provided to us by our suppliers and industry initiatives such as the CFSI.  Our processes are intended to provide reasonable assurance - not absolute certainty- about the identification of processing facilities and the sources of their ores.

Table 1: Smelters/Refiners

Gold Smelters/Refiners

Metalor Technologies S.A.
Royal Canadian Mint
Abington Reldan Metals, LLC
Advanced Chemical Company
Western Australian Mint (T/a The Perth Mint)
Aida Chemical Industries Co., Ltd.
Al Etihad Gold Refinery DMCC
Allgemeine Gold-und Silberscheideanstalt A.G.
Almalyk Mining and Metallurgical Complex (AMMC)
AngloGold Ashanti Corrego do Sitio Mineracao
Tongling Nonferrous Metals Group Co., Ltd.
Argor-Heraeus S.A.
Asahi Pretec Corp.
Asahi Refining Canada Ltd.
Asahi Refining USA Inc.
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
AU Traders and Refiners
Aurubis AG
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Boliden AB
C. Hafner GmbH + Co. KG
CCR Refinery - Glencore Canada Corporation
Cendres + Metaux S.A.
Yunnan Copper Industry Co., Ltd.
Chimet S.p.A.
Daejin Indus Co., Ltd.
DSC (Do Sung Corporation)
DODUCO Contacts and Refining GmbH

Dowa
Eco-System Recycling Co., Ltd.
OJSC Novosibirsk Refinery
Heimerle + Meule GmbH
Heraeus Metals Hong Kong Ltd.
Heraeus Precious Metals GmbH & Co. KG
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Ishifuku Metal Industry Co., Ltd.
Istanbul Gold Refinery
Japan Mint
Jiangxi Copper Co., Ltd.
JSC Uralelectromed
JX Nippon Mining & Metals Co., Ltd.
Kazzinc
Kennecott Utah Copper LLC
Kojima Chemicals Co., Ltd.
Kyrgyzaltyn JSC
LS-NIKKO Copper Inc.
Materion
Matsuda Sangyo Co., Ltd.
Metalor Technologies (Suzhou) Ltd.
Metalor Technologies (Hong Kong) Ltd.
Metalor Technologies (Singapore) Pte., Ltd.
Metalor USA Refining Corporation
Metalurgica Met-Mex Penoles S.A. De C.V.
Mitsubishi Materials Corporation
Mitsui Mining and Smelting Co., Ltd.
Moscow Special Alloys Processing Plant
Nadir Metal Rafineri San. Ve Tic. A.S.
Nihon Material Co., Ltd.
Ohura Precious Metal Industry Co., Ltd.
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)
PAMP S.A.
Prioksky Plant of Non-Ferrous Metals
PT Aneka Tambang (Persero) Tbk
PX Precinox S.A.
Rand Refinery (Pty) Ltd.
Samduck Precious Metals
SEMPSA Joyeria Plateria S.A.
Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Sichuan Tianze Precious Metals Co., Ltd.
SOE Shyolkovsky Factory of Secondary Precious Metals
Solar Applied Materials Technology Corp.
Sumitomo Metal Mining Co., Ltd.
Tanaka Kikinzoku Kogyo K.K.

The Refinery of Shandong Gold Mining Co., Ltd.
Tokuriki Honten Co., Ltd.
Torecom
Umicore Brasil Ltda.
Umicore S.A. Business Unit Precious Metals Refining
United Precious Metal Refining, Inc.
Valcambi S.A.
Yokohama Metal Co., Ltd.
Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold Refinery of Zijin Mining Group Co., Ltd.
SAFINA A.S.
Umicore Precious Metals Thailand
Geib Refining Corporation
MMTC-PAMP India Pvt., Ltd.
KGHM Polska Miedz Spolka Akcyjna
Singway Technology Co., Ltd.
Emirates Gold DMCC
T.C.A S.p.A
Korea Zinc Co., Ltd.
TOO Tau-Ken-Altyn
SAAMP
L’Orfebre S.A.
SAXONIA Edelmetalle GmbH
WIELAND Edelmetalle GmbH
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
GCC Gujrat Gold Centre Pvt. Ltd.
Sai Refinery
Universal Precious Metals Refining Zambia
Modeltech Sdn Bhd
Morris and Watson Gold Coast
Degussa Sonne / Mond Goldhandel GmbH
Pease & Curren
SungEel HiMetal Co., Ltd.
Bangalore Refinery
Caridad
Daye Non-Ferrous Metals Mining Ltd.
Refinery of Seemine Gold Co., Ltd.
Great Wall Precious Metals Co., Ltd. of CBPM
Guangdong Jinding Gold Limited
Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Hangzhou Fuchunjiang Smelting Co., Ltd.
HwaSeong CJ CO., LTD.
Kaloti Precious Metals
Kazakhmys Smelting LLC
L’azurde Company For Jewelry
Lingbao Gold Co., Ltd.

Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Morris and Watson
Navoi Mining and Metallurgical Combinat
Penglai Penggang Gold Industry Co., Ltd.
REMONDIS PMR B.V.
Sabin Metal Corp.
Samwon Metals Corp.
Sudan Gold Refinery
Tony Goetz NV
Yamakin Co., Ltd.
African Gold Refinery
Asaka Riken Co., Ltd.
Chugai Mining
DS PRETECH Co., Ltd.
Fidelity Printers and Refiners Ltd.
HeeSung Metal Ltd.
Hunan Chenzhou Mining Co., Ltd.
Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
Italpreziosi
Kyshtym Copper-Electrolytic Plant ZAO
Marsam Metals
NH Recytech Company
Planta Recuperadora de Metales SpA
QG Refining, LLC
Safimet S.p.A
State Research Institute Center for Physical Sciences and Technology
JSC Ekaterinburg Non-Ferrous Metal Processing Plant
8853 S.p.A.
Ganzhou Huaxing Tungsten Products Co., Ltd.

Tantalum Smelters/Refiners

Asaka Riken Co., Ltd.
Changsha South Tantalum Niobium Co., Ltd.
D Block Metals, LLC
Exotech Inc.
F&X Electro-Materials Ltd.
FIR Metals & Resource Ltd.
Global Advanced Metals Aizu
Global Advanced Metals Boyertown
Guangdong Rising Rare Metals-EO Materials Ltd.
Guangdong Zhiyuan New Material Co., Ltd.
H.C. Starck Co., Ltd.
H.C. Starck Hermsdorf GmbH
H.C. Starck Inc.

H.C. Starck Ltd.
H.C. Starck Smelting GmbH & Co. KG
H.C. Starck Tantalum and Niobium GmbH
Hengyang King Xing Lifeng New Materials Co., Ltd.
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Jiangxi Tuohong New Raw Material
Jiujiang Janny New Material Co., Ltd.
JiuJiang JinXin Nonferrous Metals Co., Ltd.
Jiujiang Tanbre Co., Ltd.
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
KEMET Blue Metals
KEMET Blue Powder
LSM Brasil S.A.
Metallurgical Products India Pvt., Ltd.
Mineracao Taboca S.A.
Mitsui Mining and Smelting Co., Ltd.
Ningxia Orient Tantalum Industry Co., Ltd.
NPM Silmet AS
Power Resources Ltd.
QuantumClean
Resind Industria e Comercio Ltda.
RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.
Solikamsk Magnesium Works OAO
Taki Chemical Co., Ltd.
Telex Metals
Ulba Metallurgical Plant JSC
XinXing HaoRong Electronic Material Co., Ltd.

Tin Smelters/Refiners

Metallo Belgium N.V.
Minsur
Gejiu Non-Ferrous Metal Processing Co., Ltd.
Thaisarco
Malaysia Smelting Corporation (MSC)
CV Venus Inti Perkasa
PT Artha Cipta Langgeng
Mineracao Taboca S.A.
PT Refined Bangka Tin
Yunnan Tin Company Limited
PT Mitra Stania Prima
PT Timah Tbk Kundur
PT Timah Tbk Mentok
PT Tinindo Inter Nusa
White Solder Metalurgia e Mineracao Ltda.
PT Rajehan Ariq

PT Bangka Prima Tin
CV United Smelting
PT Bukit Timah
PT DS Jaya Abadi
PT Stanindo Inti Perkasa
PT Prima Timah Utama
EM Vinto
CV Ayi Jaya
Fenix Metals
Operaciones Metalurgicas S.A.
PT Bangka Tin Industry
PT Belitung Industri Sejahtera
China Tin Group Co., Ltd.
PT ATD Makmur Mandiri Jaya
PT Sariwiguna Binasentosa
Rui Da Hung
PT Inti Stania Prima
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
PT Menara Cipta Mulia
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
PT Aries Kencana Sejahtera
Alpha
An Vinh Joint Stock Mineral Processing Company
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
CV Dua Sekawan
CV Gita Pesona
Dowa
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Estanho de Rondonia S.A.
Gejiu Fengming Metallurgy Chemical Plant
Gejiu Kai Meng Industry and Trade LLC
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Gejiu Zili Mining And Metallurgy Co., Ltd.
Guanyang Guida Nonferrous Metal Smelting Plant
HuiChang Hill Tin Industry Co., Ltd.
Huichang Jinshunda Tin Co., Ltd.
Jiangxi New Nanshan Technology Ltd.
Magnu’s Minerais Metais e Ligas Ltda.
Melt Metais e Ligas S.A.
Metallic Resources, Inc.
Metallo Spain S.L.U.
Mitsubishi Materials Corporation
Modeltech Sdn Bhd
Nghe Tinh Non-Ferrous Metals Joint Stock Company
O.M. Manufacturing (Thailand) Co., Ltd.
O.M. Manufacturing Philippines, Inc.

PT Babel Inti Perkasa
PT Karimun Mining
PT Kijang Jaya Mandiri
PT Panca Mega Persada
PT Premium Tin Indonesia
PT Sukses Inti Makmur
PT Sumber Jaya Indah
PT Tommy Utama
Resind Industria e Comercio Ltda.
Soft Metais Ltda.
Super Ligas
Tuyen Quang Non-Ferrous Metals Joint Stock Company
Chifeng Dajingzi Tin Industry Co., Ltd.
Pongpipat Company Limited
PT Babel Surya Alam Lestari
PT Bangka Serumpun
Tin Technology & Refining
PT Tirus Putra Mandiri
Thai Nguyen Mining and Metallurgy Co., Ltd.

Tungsten Smelters/Refiners

A.L.M.T. Corp.
ACL Metais Eireli
Chenzhou Diamond Tungsten Products Co., Ltd.
Chongyi Zhangyuan Tungsten Co., Ltd.
Fujian Jinxin Tungsten Co., Ltd.
Ganzhou Haichuang Tungsten Co., Ltd.
Ganzhou Huaxing Tungsten Products Co., Ltd.
Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Ganzhou Seadragon W & Mo Co., Ltd.
Global Tungsten & Powders Corp.
Guangdong Xianglu Tungsten Co., Ltd.
H.C. Starck Smelting GmbH & Co. KG
H.C. Starck Tungsten GmbH
Hunan Chenzhou Mining Co., Ltd.
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Hunan Chunchang Nonferrous Metals Co., Ltd.
Hunan Litian Tungsten Industry Co., Ltd.
Hydrometallurg, JSC
Japan New Metals Co., Ltd.
Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Jiangxi Dayu Longxintai Tungsten Co., Ltd.
Jiangxi Gan Bei Tungsten Co., Ltd.
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.

Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Jiangxi Yaosheng Tungsten Co., Ltd.
Kennametal Fallon
Kennametal Huntsville
Malipo Haiyu Tungsten Co., Ltd.
Moliren Ltd.
Niagara Refining LLC
Masan Tungsten Chemical LLC (MTC)
Philippine Chuangxin Industrial Co., Inc.
South-East Nonferrous Metal Company Limited of Hengyang City
Tejing (Vietnam) Tungsten Co., Ltd.
Unecha Refractory metals plant
Wolfram Bergbau und Hutten AG
Woltech Korea Co., Ltd.
Xiamen Tungsten (H.C.) Co., Ltd.
Xiamen Tungsten Co., Ltd.
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
Xinhai Rendan Shaoguan Tungsten Co., Ltd.

Table 2:  Aggregated Countries of Origin

ANDORRA
AUSTRALIA
AUSTRIA
BELGIUM
BOLIVIA (PLURINATIONAL STATE OF)
BRAZIL
CANADA
CHILE
CHINA
CZECHIA
ESTONIA
FRANCE
GERMANY
INDIA
INDONESIA
ITALY
JAPAN
KAZAKHSTAN
KOREA, REPUBLIC OF
KYRGYZSTAN
LITHUANIA
MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
MALAYSIA
MEXICO
MYANMAR

NETHERLANDS
NEW ZEALAND
PERU
PHILIPPINES
POLAND
RUSSIAN FEDERATION
SAUDI ARABIA
SINGAPORE
SOUTH AFRICA
SPAIN
SUDAN
SWEDEN
SWITZERLAND
TAIWAN, PROVINCE OF CHINA
THAILAND
TURKEY
UGANDA
UNITED ARAB EMIRATES
UNITED STATES OF AMERICA
UZBEKISTAN
VIET NAM
ZAMBIA
ZIMBABWE